UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

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 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

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Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Restaurant Brands International Inc.
Restaurant Brands International Limited Partnership
226 Wyecroft Road
Oakville, Ontario L6K 3X7
(Address of principal executive offices, including Zip Code)

(905) 845-6511
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Purchase Agreement
On September 18, 2017, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with the guarantors named therein (the “Guarantors”) and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), relating to the sale by the Issuers of $1,500 million aggregate principal amount of 5.0% Second Lien Senior Secured Notes due 2025 (the “September 2017 Senior Notes”). The September 2017 Senior Notes are being offered in a private placement to “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The September 2017 Senior Notes will be issued as additional notes under the Indenture dated August 28, 2017 (the “Indenture”) pursuant to which the Issuers previously issued $1,300 million in aggregate principal amount of 5.0% Second Lien Senior Secured Notes due 2025 (the “August 2017 Senior Notes”). The September 2017 Senior Notes will be treated as a single series with the August 2017 Senior Notes and will have substantially the same terms as those of the August 2017 Senior Notes for all purposes under the Indenture, including, waivers, amendments, redemptions and offers to purchase.
The September 2017 Senior Notes will be second lien senior secured obligations of the Issuers guaranteed on a senior secured basis by each of the Company’s subsidiaries that guarantees the Issuers’ obligations under the Issuers’ existing senior secured credit facilities.
The Purchase Agreement contains customary representations, warranties and covenants by the Issuers and the Guarantors together with customary closing conditions. Under the terms of the Purchase Agreement, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities. The offering of the September 2017 Senior Notes is expected to close on or about October 4, 2017, in accordance with the terms of the Purchase Agreement.

The Issuers expect to use the proceeds from the September 2017 Senior Notes to redeem all of the $1,000 million aggregate principal amount outstanding of the Issuers’ 6.0% Second Lien Senior Secured Notes due 2022 (the “6.0% Senior Notes”), to pay related premiums, fees and expenses, and for general corporate purposes. The redemption of the 6.0% Senior Notes is conditioned on the receipt of at least $1,500 million in proceeds from the closing of the offering of the September 2017 Senior Notes.
The Initial Purchasers and their affiliates from time to time have provided in the past and may provide in the future various financial advisory, investment banking and other commercial lending services in the ordinary course of business to the Company and its affiliates. In addition, certain of the Initial Purchasers or their affiliates may hold positions in the 6.0% Senior Notes, and as a result, may receive a portion of the net proceeds from the offering of the September 2017 Senior Notes.
Item 8.01. Other Events.
On September 18, 2017, the Company issued a press release to announce the launch of the September 2017 Senior Notes by the Issuers. A copy of the press release is attached hereto as Exhibit 99.1.
In addition, on September 18, 2017, the Company issued a press release to announce the pricing of the September 2017 Senior Notes. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated September 18, 2017
99.2	Press Release dated September 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

By: /s/ Jill Granat
Name: Jill Granat
Title: General Counsel and Corporate Secretary

Date: September 18, 2017